[LETTERHEAD OF TOBACK CPAs, P.C.]






                          INDEPENDENT AUDITORS' CONSENT



     We consent to the inclusion in the Registration Statement on Form S-11 of UP Sedona, Inc. of our report dated February 6, 1997, except for Note 1, as to which the date is May 30, 1997 on our audit of the balance sheet of UP Sedona, Inc. as of December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".


                                   /s/ Toback CPAs, P.C.
                                   ---------------------------
                                   TOBACK CPAs, P.C.


Phoenix, Arizona

August 11, 1997



                                  EXHIBIT 23.2